Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL RESULTS
Luxembourg, March 11, 2021 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the fourth quarter and full year 2020.
“2020 was a very challenging year for Altisource. To address our challenges, we focused on aggressively reducing costs and simplifying the organization. We have two strong core businesses – origination and default. 2020 revenue in our origination business grew by 47%(3), excluding our construction risk mitigation business that was impacted by the pandemic, and is forecasted to grow by 60% to $99 million in 2021. Our countercyclical default business was adversely impacted by the pandemic, creating what we believe is a massive backlog of business that we should begin to benefit from at the start of 2022 after the pandemic-related foreclosure moratoriums and forbearance plans expire. We anticipate strong default related revenue growth in 2022 with an acceleration in the second half of 2023 when post-moratorium foreclosure starts convert to foreclosure auctions and REO sales. The 2023 acceleration should position us to grow default related revenue by 120% to 260% compared to our 2021 plan of $110 million assuming delinquency rates are between pre-pandemic and December 2020 levels,” said Chairman and Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “We believe we have the right solutions to help improve outcomes for our customers and continue the strong growth trajectory in our origination related businesses in 2021 and return to growth in our default related businesses in 2022.”
2020 Highlights(2)
Corporate and Financial:
•Ended 2020 with $58.3 million of cash and cash equivalents
•Ended 2020 with $188.9 million of net debt
•Sold the Company’s remaining 3.5 million Front Yard Residential Corporation (“RESI”) shares for net proceeds of $46.6 million and used the net proceeds to repay a portion of our Senior Secured Term Loan
Business Highlights:
•The Company’s 2020 financial performance was negatively impacted by:
◦Temporary servicer and government COVID-19 related measures to provide financial support to borrowers (i.e., foreclosure and eviction moratoriums and borrower forbearance plans), partially offset by growth in our origination business
◦One of Ocwen Financial Corporation’s (together with its subsidiaries, “Ocwen”) MSR investors directed it to transition field services, title and valuation referrals to that investor’s captive vendors; we believe the transition of these referrals is largely complete(6)
•Service revenue from customers other than Ocwen, New Residential Investment Corp. (“NRZ”) and RESI grew by 9% in 2020 compared to 2019; this reflects 47%(3) growth from our origination business, excluding our construction risk mitigation business that was impacted by the pandemic, partially offset by the negative impact of COVID-19 on our default business

•The Company’s customer base continues to develop and grow increasing the potential backlog of default related business which we anticipate will begin to be available to us in 2022 when we forecast that the default market returns to a more normal operating environment
•The Company has a robust unweighted sales pipeline(5) of approximately $220 million
•To address lower revenue in the default business, the Company aggressively reduced cash costs and simplified the organization; cash operating costs (other than outside fees and services, severance and fourth quarter 2020 bonus accrual reversals) were $12 million lower in the fourth quarter 2020 compared to the fourth quarter 2019
2021 and 2022 Outlook
•The midpoint of the Company’s updated 2021 operating plan targets $210 million of service revenue, $54 million of adjusted EBITDA before corporate and common costs and a $10 million adjusted EBITDA loss after corporate and common costs
◦This operating plan reflects the Company’s anticipated reduction in corporate and common costs from approximately $93 million in 2020 to $64 million in 2021, positioning it to improve adjusted EBITDA margins when the Company returns to revenue growth
◦For the first time since 2009, Altisource is forecasting that it will generate a greater percentage of revenue from customers other than Ocwen and NRZ
•Preliminarily, the Company forecasts 2022 revenue of approximately $270 million to $290 million and adjusted EBITDA of approximately $25 million to $30 million
◦The Company anticipates entering 2022 in a strong position based upon the structural changes that it is making to its cost base, momentum in the origination businesses and the 2022 return to growth in the default businesses
•In addition to the usual uncertainty associated with forward looking statements, the current COVID-19 pandemic makes it extremely difficult to predict the future state of the economy and delinquency rates and its potential impact on Altisource
2020 Financial Results
Full Year 2020
•Service revenue of $347.3 million
•Loss before income taxes and non-controlling interests of $(57.7) million
•Adjusted pretax loss attributable to Altisource(4) of $(22.0) million
•Adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”)(4) of $10.2 million
•Net loss attributable to Altisource of $(67.2) million, or $(4.31) per diluted share
•Adjusted net loss attributable to Altisource(4) of $(29.1) million, or $(1.87) per diluted share
Fourth Quarter 2020
•Service revenue of $57.7 million
•Loss before income taxes and non-controlling interests of $(3.7) million
•Adjusted pre-tax loss attributable to Altisource(4) of $(15.0) million
•Adjusted EBITDA(4) of $(7.3) million
•Net loss attributable to Altisource of $(7.2) million, or $(0.46) per diluted share
•Adjusted net loss attributable to Altisource(4) of $(17.2) million, or $(1.10) per diluted share
2020 service revenue of $347.3 million was 44% lower than 2019, primarily from COVID-19 pandemic related foreclosure and eviction moratoriums and borrower forbearance plans, an MSR investor’s instructions to Ocwen to transition field services, title and valuation referrals historically provided to Altisource to the MSR investor’s captive vendors, a higher percentage of a customer’s homes sold at the foreclosure auction (this reduces our REO auction, brokerage, field services and title service revenue) and the 2019 sale, discontinuation and exit from certain businesses, partially offset by an increase(3) in revenue from customers other than Ocwen, NRZ and RESI.
Fourth quarter 2020 service revenue of $57.7 million was 56% lower than the fourth quarter 2019, primarily for the reasons discussed above.
2020 loss before income taxes and non-controlling interests was $(57.7) million compared to $12.4 million in 2019, primarily from the impact of revenue declines discussed above, a $17.8 million gain on the sale of business during 2019 and lower unrealized gains on our investment in RESI of $4.0 million in 2020 compared to $14.4 million in 2019, partially offset by lower outside fees and services from lower referral volumes and lower selling, general and administrative (“SG&A”) expenses, which include the benefits of our cost reduction initiatives, and lower interest expense.
2020 adjusted pretax loss attributable to Altisource(4) of $(22.0) million was 171% lower than 2019, primarily from the impact of revenue declines discussed above, partially offset by lower outside fees and services from lower referral volumes and lower SG&A expenses, which include the benefits of our cost reduction initiatives, and lower interest expense.
Fourth quarter 2020 loss before income taxes and non-controlling interests was $(3.7) million compared to $(8.5) million in the fourth quarter 2019, primarily from higher unrealized gain on our investment in RESI of $16.4 million in the fourth quarter of 2020 compared to an unrealized gain of $2.0 million in the fourth quarter of 2019, lower outside fees and services from lower referral volumes and lower SG&A expenses, which include the benefits of our cost reduction initiatives, partially offset by lower revenue as discussed above.
Fourth quarter 2020 adjusted pretax (loss) income attributable to Altisource(4) of $(15.0) million was 328% lower than the fourth quarter 2019, primarily from the impact of revenue declines discussed above, partially offset by the benefits of our cost reduction initiatives.
2020 adjusted EBITDA(4) of $10.2 million was lower than 2019 adjusted EBITDA(4) of $70.8 million primarily from lower adjusted pretax (loss) income(4) discussed above.
Fourth quarter 2020 adjusted EBITDA(4) of $(7.3) million was lower than fourth quarter 2019 adjusted EBITDA(4) of $15.6 million primarily from lower adjusted pretax (loss) income(4) discussed above.
2020 diluted loss per share was $(4.31) compared to a diluted loss per share of $(19.26) in 2019. Diluted loss per share includes certain non-cash income tax expense items totaling $3.1 million and $311.2 million for 2020 and 2019, respectively. The 2019 items include a full valuation allowance on the Company’s Luxembourg net deferred tax assets, the impact of a change in the Luxembourg income tax rate and adjustments to foreign income tax reserves. Because the Company has cumulative losses in Luxembourg for the past three years, a full valuation allowance on the net deferred tax assets was recognized. The full year non-cash income tax provision of $8.6 million also reflects a change in the Luxembourg statutory income tax rate from 26.0% to 24.9% and adjustments to foreign income tax reserves.
2020 adjusted diluted loss per share(4) was $(1.87) compared to adjusted diluted earnings per share of $1.34 for 2019, primarily from lower adjusted pretax income attributable to Altisource(4) discussed above.
Fourth quarter 2020 diluted loss per share was $(0.46) compared to a diluted loss per share of $(19.66) in the fourth quarter 2019. Fourth quarter 2019 net loss includes certain non-cash income tax expense items totaling $298.9 million. These items include a full valuation allowance on the Company’s Luxembourg net deferred tax assets and adjustments to foreign income tax reserves discussed above.
Fourth quarter 2020 adjusted loss per share(4) was $(1.10) compared to adjusted diluted earnings per share of $0.26 for the fourth quarter 2019, primarily from lower adjusted pretax income attributable to Altisource(4) discussed above.

Fourth Quarter and Full Year 2020 Results Compared to Fourth Quarter and Full Year 2019:

(in thousands, except per share data)	Fourth Quarter 2020	Fourth Quarter 2019	% Change	Full Year 2020	Full Year 2019	% Change
Service revenue	$57,743	$132,566	(56)	$347,313	$621,866	(44)
(Loss) income from operations	(15,630)	(6,462)	(142)	(44,355)	18,053	(346)
Adjusted operating (loss) income(4)	(10,096)	11,302	(189)	(2,707)	53,397	(105)
(Loss) income before income taxes and non-controlling interests	(3,695)	(8,459)	56	(57,706)	12,439	N/M
Pretax (loss) income attributable to Altisource(4)	(3,894)	(8,480)	54	(58,547)	10,327	N/M
Adjusted pretax (loss) income attributable to Altisource(4)	(15,032)	6,584	(328)	(22,036)	31,240	(171)
Adjusted EBITDA(4)	(7,278)	15,628	(147)	10,243	70,800	(86)
Net loss attributable to Altisource	(7,208)	(306,106)	(98)	(67,156)	(307,969)	(78)
Adjusted net (loss) income attributable to Altisource(4)	(17,197)	4,071	N/M	(29,121)	21,802	(234)
Diluted loss per share	(0.46)	(19.66)	(98)	(4.31)	(19.26)	(78)
Adjusted diluted (loss) earnings per share(4)	(1.10)	0.26	N/M	(1.87)	1.34	(240)
Cash flows (used in) provided by operating activities	(8,324)	24,494	(134)	(22,401)	46,688	(148)
Adjusted cash flows from operating activities(4)	(8,324)	24,494	(134)	(22,401)	13,673	(264)
Adjusted cash flows from operating activities less additions to premises and equipment(4)	(8,527)	23,537	(136)	(25,106)	11,512	(318)
N/M — not meaningful.
•Fourth quarter and full year 2020 (loss) income from operations includes restructuring charges of $1.1 million and $12.0 million, respectively, compared to $5.0 million and $14.1 million for the fourth quarter and full year 2019, respectively, related to Project Catalyst. Fourth quarter and full year 2020 (loss) income from operations also include $(2.1) million and $(2.7) million, respectively, of sales tax net accruals (reimbursements) compared to $0.3 million for the full year 2019. Fourth quarter and full year 2020 loss from operation include Pointillist losses of $1.9 million and $9.1 million, respectively (no comparable amounts in 2019) and full year 2020 cost saving initiatives of $0.7 million (no comparable amount in the fourth quarter 2020 and full year 2019). The fourth quarter and full year 2019 include a write-off of $5.9 million of goodwill and intangible assets in connection with the wind down of Owners.com (no comparable amounts in 2020). The fourth quarter and full year 2019 (loss) income from operation include a $0.3 million and $17.8 million, respectively, gain on the sale of the Financial Services business (no comparable amounts in 2020). Full year 2019 (loss) income from operations includes a loss on the BRS portfolio sale of $1.8 million, and an other asset write-off from a business exit of $0.2 million (no comparable amounts in 2020).
•Fourth quarter and full year 2020 pretax (loss) income attributable to Altisource(4) include unrealized mark-to-market gains on our equity investment in RESI of $16.4 million and $4.0 million, respectively, compared to the fourth quarter and full year 2019 unrealized mark-to-market gains on our equity investment in RESI of $2.7 million and $14.4 million, respectively.
•Fourth quarter and full year 2020 net (loss) income attributable to Altisource includes $0.7 million and $3.1 million of certain income tax items, respectively to reflect a change in the India statutory tax rate from 34.94% to 25.17% and adjustments to foreign income tax reserves. Fourth quarter and full year 2019 net (loss) income attributable to Altisource includes non-cash income tax provision of $298.9 million and $311.2 million, respectively, to reflect a Luxembourg income tax valuation allowance, a change in the Luxembourg statutory income tax rate from 26.0% to 24.9% and adjustments to foreign income tax reserves.

________________________
(1)Increase in the number of mortgage loans that were 90+ days delinquent (including foreclosures) from February 29, 2020 to December 31, 2020 (according to data from a recent Black Knight report).
(2)Applies to 2020 unless otherwise indicated.
(3)Increase excludes prior year revenues from businesses we sold, discontinued, or exited and excludes service revenue from our construction risk management business that was impacted by the pandemic.
(4)This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein.
(5)The Company’s unweighted sales pipeline represents an estimate of the Company’s pipeline of opportunities as of February 28,2021 and includes opportunities that span from early to late stage.
(6)Altisource believes that the action taken by Ocwen to redirect these service referrals breaches Altisource’s agreement with Ocwen. We have reserved all of our rights with respect to this matter.
Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filing with the Securities and Exchange Commission, as the same may be updated from time to time in our Form 10-Q filings. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to the COVID-19 pandemic, customer concentration, the timing and extent of Ocwen or NRZ directing referrals of services to providers other than Altisource, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon.
Webcast
Altisource will host a webcast at 8:30 a.m. EST today to discuss our fourth quarter and full year 2020 results. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019

Service revenue	$57,743	$132,566	$347,313	$621,866
Reimbursable expenses	1,790	7,688	16,285	24,172
Non-controlling interests	433	434	1,949	2,613
Total revenue	59,966	140,688	365,547	648,651
Cost of revenue	53,625	97,917	288,909	469,084
Reimbursable expenses	1,790	7,688	16,285	24,172
Gross profit	4,551	35,083	60,353	155,395
Operating expenses (income):
Selling, general and administrative expenses	19,130	36,801	92,736	141,076
Gain on sale of business	—	(256)	—	(17,814)
Restructuring charges	1,051	5,000	11,972	14,080
(Loss) income from operations	(15,630)	(6,462)	(44,355)	18,053
Other income (expense), net:
Interest expense	(4,465)	(4,737)	(17,730)	(21,393)
Unrealized gain on investment in equity securities	16,437	2,700	4,004	14,431
Other (expense) income, net	(37)	40	375	1,348
Total other income (expense), net	11,935	(1,997)	(13,351)	(5,614)

(Loss) income before income taxes and non-controlling interests	(3,695)	(8,459)	(57,706)	12,439
Income tax provision	(3,314)	(297,626)	(8,609)	(318,296)

Net loss	(7,009)	(306,085)	(66,315)	(305,857)
Net income attributable to non-controlling interests	(199)	(21)	(841)	(2,112)

Net loss attributable to Altisource	$(7,208)	$(306,106)	$(67,156)	$(307,969)

Loss per share:
Basic	$(0.46)	$(19.66)	$(4.31)	$(19.26)
Diluted	$(0.46)	$(19.66)	$(4.31)	$(19.26)

Weighted average shares outstanding:
Basic	15,657	15,568	15,598	15,991
Diluted	15,657	15,568	15,598	15,991

Comprehensive loss:

Comprehensive loss, net of tax	(7,009)	(306,085)	(66,315)	(305,857)
Comprehensive income attributable to non-controlling interests	(199)	(21)	(841)	(2,112)

Comprehensive loss attributable to Altisource	$(7,208)	$(306,106)	$(67,156)	$(307,969)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$58,263	$82,741
Accounts receivable, net	22,413	43,615
Prepaid expenses and other current assets	19,479	15,214
Investment in equity securities	—	42,618
Total current assets	100,155	184,188

Premises and equipment, net	11,894	24,526
Right-of-use assets under operating leases	18,213	29,074
Goodwill	73,849	73,849
Intangible assets, net	46,326	61,046
Deferred tax assets, net	5,398	10,763
Other assets	9,850	10,810

Total assets	$265,685	$394,256

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$56,779	$67,671
Deferred revenue	5,461	5,183
Other current liabilities	9,305	14,724
Total current liabilities	71,545	87,578

Long-term debt	242,656	287,882
Deferred tax liabilities, net	8,801	9,137
Other non-current liabilities	25,239	31,016

Commitments, contingencies and regulatory matters

Equity (deficit):
Common stock ($1.00 par value; 100.000 shares authorized, 25,413 issued and 15,664 outstanding as of December 31, 2020; 15,454 outstanding as of December 31, 2019)	25,413	25,413
Additional paid-in capital	141,473	133,669
Retained earnings	190,383	272,026
Treasury stock, at cost (9,749 shares as of December 31, 2020 and 9,959 shares as of December 31, 2019)	(441,034)	(453,934)
Altisource deficit	(83,765)	(22,826)

Non-controlling interests	1,209	1,469
Total deficit	(82,556)	(21,357)

Total liabilities and deficit	$265,685	$394,256

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the years ended December 31,
	2020	2019

Cash flows from operating activities:
Net loss	$(66,315)	$(305,857)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	14,890	18,509
Amortization of right-of-use assets under operating leases	10,245	11,769
Amortization of intangible assets	14,720	19,021
Unrealized gain on investment in equity securities	(4,004)	(14,431)
Goodwill and intangible assets write-off from business exits	—	5,900
Share-based compensation expense	7,804	11,874
Bad debt expense	2,229	720
Amortization of debt discount	666	666
Amortization of debt issuance costs	730	736
Deferred income taxes	5,033	307,339
Loss on disposal of fixed assets	461	750
Gain on sale of business	—	(17,814)
Changes in operating assets and liabilities (excludes effect of sale of business):
Accounts receivable	14,973	(12,207)
Short-term investments in real estate	—	39,873
Prepaid expenses and other current assets	(4,140)	13,628
Other assets	947	(132)
Accounts payable and accrued expenses	(10,338)	(16,257)
Current and non-current operating lease liabilities	(10,599)	(12,738)
Other current and non-current liabilities	297	(4,661)
Net cash (used in) provided by operating activities	(22,401)	46,688

Cash flows from investing activities:
Additions to premises and equipment	(2,705)	(2,161)
Proceeds from the sale of businesses	3,307	38,632
Proceeds received from sale of equity securities	46,622	7,994
Other investing activities	—	422
Net cash provided by investing activities	47,224	44,887

Cash flows from financing activities:
Repayments and repurchases of long-term debt	(46,622)	(44,996)
Proceeds from stock option exercises	—	400
Purchase of treasury shares	—	(19,995)
Distributions to non-controlling interests	(1,101)	(2,752)
Payments of tax withholding on issuance of restricted share units and restricted shares	(1,587)	(1,695)
Net cash used in financing activities	(49,310)	(69,038)

Net (decrease) increase in cash, cash equivalents and restricted cash	(24,487)	22,537
Cash, cash equivalents and restricted cash at the beginning of the period	86,583	64,046

Cash, cash equivalents and restricted cash at the end of the period	$62,096	$86,583

Supplemental cash flow information:
Interest paid	$15,697	$20,856
Income taxes paid, net	2,061	2,688
Acquisition of right-of-use assets with operating lease liabilities	1,075	13,775
Reduction of right-of-use assets from operating lease modifications or reassessments	(1,691)	(5,844)

Non-cash investing and financing activities:
Net increase (decrease) in payables for purchases of premises and equipment	$139	$(101)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Adjusted operating (loss) income, pretax (loss) income attributable to Altisource, adjusted pretax (loss) income attributable to Altisource, adjusted net (loss) income attributable to Altisource, adjusted diluted (loss) earnings per share, adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), adjusted cash flows from operating activities, adjusted cash flows from operating activities less additions to premises and equipment and net debt less investment in equity securities, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to (loss) income from operations, (loss) income before income taxes and non-controlling interests, net loss attributable to Altisource, diluted loss per share, cash flows from operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation expense and/or depreciation expense, financing expense and income taxes, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand and investment in equity securities. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted operating (loss) income is calculated by removing intangible asset amortization expense, share-based compensation expense, restructuring charges, Pointillist losses, third quarter 2020 cost saving initiatives, loss on BRS portfolio sale, gain on sale of business, sales tax net accrual (reimbursement) and goodwill and intangible and other assets write-off from business exits from (loss) income from operations. Pretax (loss) income attributable to Altisource is calculated by removing non-controlling interests from (loss) income before income taxes and non-controlling interests. Adjusted pretax (loss) income attributable to Altisource is calculated by removing non-controlling interests, intangible asset amortization expense, share-based compensation expense, restructuring charges, Pointillist losses, unrealized gain on investment in equity securities, third quarter 2020 cost saving initiatives, loss on BRS portfolio sale, gain on sale of business, sales tax net accrual (reimbursement) and goodwill and intangible and other assets write-off from business exits from (loss) income before income taxes and non-controlling interests. Adjusted net (loss) income attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), restructuring charges (net of tax), Pointillist losses (net of tax), unrealized gain on investment in equity securities (net of tax), third quarter 2020 cost saving initiatives (net of tax), loss on BRS portfolio sale (net of tax), gain on sale of business (net of tax), sales tax net accrual (reimbursement) (net of tax), goodwill and intangible and other assets write-off from business exits (net of tax) and certain income tax items relating to adjustments to foreign income tax reserves, the Luxembourg deferred tax asset including an increase in the valuation allowance in 2019, an income tax rate changes in Luxembourg, India and the United States, from net loss attributable to Altisource. Adjusted diluted (loss) earnings per share is calculated by dividing net loss attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), restructuring charges (net of tax), Pointillist losses (net of tax), unrealized gain on investment in equity securities (net of tax), third quarter 2020 cost saving initiatives (net of tax), loss on BRS portfolio sale (net of tax), gain on sale of business (net of tax), sales tax net accrual (reimbursement) (net of tax), goodwill and intangible and other assets write-off from business exits (net of tax) and certain income tax related items described above by the weighted average number of diluted shares. Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, restructuring charges, Pointillist losses, unrealized gain on investment in equity securities, third quarter 2020 cost saving initiatives, loss on BRS portfolio sale, gain on sale of business, sales tax accrual (reimbursement),and goodwill and intangible and other assets write-off from business exits from net loss attributable to Altisource. Adjusted cash flows from operating activities is calculated by removing the decrease in short-term investments in real estate and payment of sales tax accrual from cash flows from operating activities. Adjusted cash flows from operating activities less additions to premises and equipment is calculated by removing the decrease in short-term investments in real estate, payment of sales tax accrual and additions to premises and equipment from cash flows from operating activities.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Net debt less investment in equity securities is calculated as long-term debt, including current portion, minus cash and cash equivalents and investment in equity securities.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019

(Loss) income from operations	$(15,630)	$(6,462)	$(44,355)	$18,053

Intangible asset amortization expense	3,376	3,532	14,720	19,021
Share-based compensation expense	1,248	3,590	7,804	11,874
Restructuring charges	1,051	5,000	11,972	14,080
Pointillist losses	1,918	—	9,132	—
Third quarter 2020 cost savings initiatives	—	—	697	—
Loss on BRS portfolio sale	—	—	—	1,770
Gain on sale of business	—	(256)	—	(17,814)
Sales tax net accrual (reimbursement)	(2,059)	—	(2,677)	311
Goodwill and intangible and other assets write-off from business exits	—	5,898	—	6,102

Adjusted operating (loss) income	$(10,096)	$11,302	$(2,707)	$53,397

(Loss) income before income taxes and non-controlling interests	$(3,695)	$(8,459)	$(57,706)	$12,439

Non-controlling interest	(199)	(21)	(841)	(2,112)
Pretax (loss) income attributable to Altisource	(3,894)	(8,480)	(58,547)	10,327
Intangible asset amortization expense	3,376	3,532	14,720	19,021
Share-based compensation expense	1,248	3,590	7,804	11,874
Restructuring charges	1,051	5,000	11,972	14,080
Pointillist losses	1,683	—	7,999	—
Unrealized gain on investment in equity securities	(16,437)	(2,700)	(4,004)	(14,431)
Third quarter 2020 cost savings initiatives	—	—	697	—
Loss on BRS portfolio sale	—	—	—	1,770
Gain on sale of business	—	(256)	—	(17,814)
Sales tax net accrual (reimbursement)	(2,059)	—	(2,677)	311
Goodwill and intangible and other assets write-off from business exits	—	5,898	—	6,102

Adjusted pretax (loss) income attributable to Altisource	$(15,032)	$6,584	$(22,036)	$31,240

Net loss attributable to Altisource	$(7,208)	$(306,106)	$(67,156)	$(307,969)

Intangible asset amortization expense, net of tax	3,372	2,651	14,650	14,277
Share-based compensation expense, net of tax	1,047	2,695	6,939	8,913
Restructuring charges, net of tax	820	3,794	10,586	10,666
Pointillist losses, net of tax	2,598	—	8,914	—
Unrealized gain on investment in equity securities, net of tax	(16,437)	(2,027)	(4,004)	(10,832)
Third quarter 2020 cost savings initiatives, net of tax	—	—	565	—
Loss on BRS portfolio sale, net of tax	—	—	—	1,405
Gain on sale of business, net of tax	—	(213)	—	(10,642)
Sales tax net accrual (reimbursement), net of tax	(2,059)	—	(2,677)	233
Goodwill and intangible and other assets write-off from business exits, net of tax	—	4,427	—	4,578
Certain income tax related items, net	670	298,850	3,062	311,173

Adjusted net (loss) income attributable to Altisource	$(17,197)	$4,071	$(29,121)	$21,802

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019

Diluted loss per share	$(0.46)	$(19.66)	$(4.31)	$(19.26)

Impact of using diluted share count instead of basic share count for a loss per share	—	0.35	—	0.34
Intangible asset amortization expense, net of tax, per diluted share	0.22	0.17	0.94	0.88
Share-based compensation expense, net of tax, per diluted share	0.07	0.17	0.44	0.55
Restructuring charges, net of tax, per diluted share	0.05	0.24	0.68	0.66
Pointillist losses, net of tax, per diluted share	0.17	—	0.57	—
Unrealized gain on investment in equity securities, net of tax, per diluted share	(1.05)	(0.13)	(0.26)	(0.67)
Third quarter 2020 cost savings initiatives, net of tax, per diluted share	—	—	0.04	—
Loss on BRS portfolio sale, net of tax, per diluted share	—	—	—	0.09
Gain on sale of business, net of tax, per diluted share	—	(0.01)	—	(0.65)
Sales tax net accrual (reimbursement) net of tax, per diluted share	(0.13)	—	(0.17)	0.01
Goodwill and intangible and other assets write-off from business exits, net of tax, per diluted share	—	0.28	—	0.28
Certain income tax related items, net, per diluted share	0.04	18.85	0.20	19.12

Adjusted diluted (loss) earnings per share	$(1.10)	$0.26	$(1.87)	$1.34

Net loss attributable to Altisource	$(7,208)	$(306,106)	$(67,156)	$(307,969)
Income tax provision	3,314	297,626	8,609	318,296
Interest expense (net of interest income)	4,456	4,731	17,616	21,051
Depreciation and amortization	3,369	4,313	14,890	18,509
Intangible asset amortization expense	3,376	3,532	14,720	19,021
Share-based compensation expense	1,248	3,590	7,804	11,874
Restructuring charges	1,051	5,000	11,972	14,080
Pointillist losses	1,612	—	7,772	—
Unrealized gain on investment in equity securities	(16,437)	(2,700)	(4,004)	(14,431)
Third quarter 2020 cost savings initiatives	—	—	697	—
Loss on BRS portfolio sale	—	—	—	1,770
Gain on sale of business	—	(256)	—	(17,814)
Sales tax net accrual (reimbursement)	(2,059)	—	(2,677)	311
Goodwill and intangible and other assets write-off from business exits	—	5,898	—	6,102

Adjusted EBITDA	$(7,278)	$15,628	$10,243	$70,800

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$3,376	$3,532	$14,720	$19,021
Tax benefit from intangible asset amortization	(4)	(881)	(70)	(4,744)
Intangible asset amortization expense, net of tax	3,372	2,651	14,650	14,277
Diluted share count	15,657	15,850	15,598	16,277

Intangible asset amortization expense, net of tax, per diluted share	$0.22	$0.17	$0.94	$0.88

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$1,248	$3,590	$7,804	$11,874
Tax benefit from share-based compensation expense	(201)	(895)	(865)	(2,961)
Share-based compensation expense, net of tax	1,047	2,695	6,939	8,913
Diluted share count	15,657	15,850	15,598	16,277

Share-based compensation expense, net of tax, per diluted share	$0.07	$0.17	$0.44	$0.55

Calculation of the impact of restructuring charges, net of tax
Restructuring charges	$1,051	$5,000	$11,972	$14,080
Tax benefit from restructuring charges	(231)	(1,206)	(1,386)	(3,414)
Restructuring charges, net of tax	820	3,794	10,586	10,666
Diluted share count	15,657	15,850	15,598	16,277

Restructuring charges, net of tax, per diluted share	$0.05	$0.24	$0.68	$0.66

Calculation of the impact of Pointillist losses, net of tax
Pointillist losses	$1,683	$—	$7,999	$—
Tax provision from Pointillist losses	915	—	915	—
Pointillist losses, net of tax	2,598	—	8,914	—
Diluted share count	15,657	15,850	15,598	16,277

Pointillist losses, net of tax, per diluted share	$0.17	$—	$0.57	$—

Calculation of the impact of the unrealized gain on investment in equity securities, net of tax
Unrealized gain on investment in equity securities	$(16,437)	$(2,700)	$(4,004)	$(14,431)
Tax provision from the unrealized gain on investment in equity securities	—	673	—	3,599
Unrealized gain on investment in equity securities, net of tax	(16,437)	(2,027)	(4,004)	(10,832)
Diluted share count	15,657	15,850	15,598	16,277

Unrealized gain on investment in equity securities, net of tax, per diluted share	$(1.05)	$(0.13)	$(0.26)	$(0.67)

Calculation of the impact of third quarter 2020 cost savings initiatives, net of tax
Third quarter 2020 cost savings initiatives	$—	$—	$697	$—
Tax benefit from third quarter 2020 cost savings initiatives	—	—	(132)	—
Third quarter 2020 cost savings initiatives, net of tax	—	—	565	—
Diluted share count	15,657	15,850	15,598	16,277

Third quarter 2020 cost savings initiatives, net of tax, per diluted share	$—	$—	$0.04	$—

Calculation of the impact of loss on BRS portfolio sale, net of tax
Loss on BRS portfolio sale	$—	$—	$—	$1,770
Tax benefit from loss on BRS portfolio sale	—	—	—	(365)
Loss on BRS portfolio sale, net of tax	—	—	—	1,405
Diluted share count	15,657	15,850	15,598	16,277

Loss on BRS portfolio sale, net of tax, per diluted share	$—	$—	$—	$0.09

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019

Calculation of the impact of gain on sale of business, net of tax
Gain on sale of business	$—	$(256)	$—	$(17,814)
Tax provision from gain on sale of business	—	43	—	7,172
Gain on sale of business, net of tax	—	(213)	—	(10,642)
Diluted share count	15,657	15,850	15,598	16,277

Gain on sale of business, net of tax, per diluted share	$—	$(0.01)	$—	$(0.65)

Calculation of the impact of sales tax net accrual (reimbursement), net of tax
Sales tax net accrual (reimbursement)	$(2,059)	$—	$(2,677)	$311
Tax benefit from sales tax net accrual (reimbursement)	—	—	—	(78)
Sales tax net accrual (reimbursement), net of tax	(2,059)	—	(2,677)	233
Diluted share count	15,657	15,850	15,598	16,277

Sales tax net accrual (reimbursement) net of tax, per diluted share	$(0.13)	$—	$(0.17)	$0.01

Calculation of the impact of goodwill and intangible and other assets write-off from business exits, net of tax
Goodwill and intangible and other assets write-off from business exits	$—	$5,898	$—	$6,102
Tax benefit from goodwill and intangible and other assets write-off from business exits	—	(1,471)	—	(1,524)
Goodwill and intangible and other assets write-off from business exits, net of tax	—	4,427	—	4,578
Diluted share count	15,657	15,850	15,598	16,277

Goodwill and intangible and other assets write-off from business exits, net of tax, per diluted share	$—	$0.28	$—	$0.28

Certain income tax related items resulting from:
Luxembourg deferred tax valuation allowance and Luxembourg subsidiaries merger, net	$—	$291,484	$—	$291,484
Income tax rate changes	—	1,717	1,384	14,040
Foreign income tax reserves	670	5,649	1,678	5,649
Certain income tax related items, net	670	298,850	3,062	311,173
Diluted share count	15,657	15,850	15,598	16,277

Certain income tax related items, net, per diluted share	$0.04	$18.85	$0.20	$19.12

Cash flows (used in) provided by operating activities	$(8,324)	$24,494	$(22,401)	$46,688
Decrease in short-term investments in real estate	—	—	—	(39,873)
Payment of sales tax accrual	—	—	—	6,858
Adjusted cash flows from operating activities	(8,324)	24,494	(22,401)	13,673
Less: additions to premises and equipment	(203)	(957)	(2,705)	(2,161)

Adjusted cash flows from operating activities less additions to premises and equipment	$(8,527)	$23,537	$(25,106)	$11,512

	December 31, 2020	December 31, 2019
Senior secured term loan	$247,204	$293,826
Less: Cash and cash equivalents	(58,263)	(82,741)
Less: Investment in equity securities	—	(42,618)

Net debt less investment in equity securities	$188,941	$168,467
Note: Amounts may not add to the total due to rounding.